FHLBank Topeka is pleased to announce the results of the 2008 board of directors’ independent director election. Elections for independent directors were conducted district-wide. Two incumbent directors were elected to FHLBank’s board of directors:

•	Thomas E. Henning, Chairman, President and CEO, Assurity Life Insurance Company; and

•	Neil F.M. McKay, Retired, Former CFO and Treasurer, Capitol Federal Savings Bank.

Mr. Henning became a director of FHLBank Topeka in 2007. He has been Chairman, President and CEO of Assurity Life Insurance Company since 2005.

Mr. McKay became a director of FHLBank Topeka in 2007. He served as CFO and Treasurer of Capitol Federal Savings Bank from 1994-2006.

Questions about the independent director election results can be directed to Patrick C. Doran, senior vice president and general counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2008 Federal Home Loan Bank of Topeka Board of Directors Independent Director Election Results

Tenth District                                                   Total Voting Shares Eligible to be Cast: 4,072,221

Number of Voting Members –   491

•	Thomas E. Henning, Chairman, President and CEO, Assurity Life Insurance Company

•	Public Interest Director: No

•	Qualifications: Mr. Henning has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development and risk management practices.

•	Expiration of Term: December 31, 2011

•	Number of Votes Cast for Mr. Henning: 2,370,543

•	Neil F.M. McKay, Retired, Former CFO and Treasurer, Capitol Federal Savings Bank

•	Public Interest Director: No

•	Qualifications: Mr. McKay has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development and risk management practices.

•	Expiration of Term: December 31, 2012

•	Number of Votes Cast for Mr. McKay: 2,375,153